EXHIBIT 5.1

CRONE ROZYNKO, LLP
101 Montgomery Street, Suite 1950
San Francisco, CA 94105
phone: 415 955-8900
fax: 415 955-8910


August 31, 2007


Dynamic Leisure Corporation
5680A W. Cypress Street
Tampa, FL 33607

Re: Amendment No. 1 Registration Statement on Form SB-2 (the
    "Registration Statement") Dynamic Leisure Corporation (the "Company")

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission in connection with the registration for public sale of an aggregate of 6,585,500 shares (the "Registrable Shares") of the Company's common stock, $0.01 par value per share ("Common Stock"), consisting of 1,080,000 shares outstanding of common stock, 2,460,000 shares issuable upon conversion of outstanding convertible promissory notes, and 3,045,500 shares issuable upon exercise of outstanding warrants.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company, as amended; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registrable Shares; (c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Registrable Shares were or are to be issued; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and
(v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.

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Based upon and subject to the foregoing, we are of the opinion that the outstanding Registrable Shares are, and the Registrable Shares to be issued, when purchased and issued as described in the Registration Statement and in accordance with their terms and upon receipt by the Company of the agreed upon consideration therefore will be, legally issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of Minnesota. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,

/s/ Crone Rozynko LLP

Crone Rozynko LLP

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